SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 4, 2004

(Date of earliest event reported)

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events

On February 4, 2004, ONEOK, Inc. (the “Company”) received notice that it and its wholly owned subsidiary, ONEOK Energy Marketing and Trading Company, L.P., have been named along with others as defendants in a lawsuit filed in the United States District Court for the Southern District of New York brought on behalf of persons who bought and sold natural gas futures and options contracts on the New York Mercantile Exchange during the years 2000 through 2002. The Complaint seeks class certification, actual damages in unspecified amounts for alleged violations of the Commodities Exchange Act, recovery of costs of the suit, including attorney’s fees, and other appropriate relief. The Complaint states that it is filed as a related action to a consolidated class action complaint naming a number of other defendants in the energy industry. The Company has not yet been served in this matter. Although it is too early to accurately evaluate this matter, based on current information available to us, we do not expect this matter to have a material adverse effect on the Company. The Company intends to vigorously defend itself against these claims.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 5, 2004

ONEOK, Inc.

By:	/s/ Jim Kneale

Jim Kneale
Senior Vice President, Treasurer
and Chief Financial Officer
(Principal Financial Officer)

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